EXHIBIT 31

I, Mike Ulrich, certify that:

1.               I have reviewed this annual report on Form 10-K for the year ended December 31, 2004 of Eastern American Natural Gas Trust, for which, effective as of January 1, 2005, JPMorgan Chase Bank, N.A., acts as Trustee;

2.               Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.               Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, distributable income and changes in trust corpus of the registrant as of, and for, the periods presented in this annual report;

4.               I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), or for causing such controls and procedures to be established and maintained, for the registrant and have:

a)              designed such disclosure controls and procedures, or caused such controls and procedures to be designed, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by other within those entities, particularly during the period in which this annual report is being prepared;

b)             evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation; and

c)              [Reserved]

d)             disclosed in this report any changes in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.               I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrant’s auditors:

a)              all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)             any fraud, whether or not material, that involves any persons who have a significant role in the registrant’s internal controls over financial reporting.

In giving the foregoing certifications in paragraphs 4 and 5 above, I have relied to the extent I consider reasonable on information provided to me by Eastern American Energy Corporation and Ryder Scott Company, Independent Petroleum Engineers, and on information and a certificate from The Bank of New York, which served as Trustee through December 31, 2004.

	By:	/s/ Mike Ulrich
Senior Vice President
JPMorgan Chase Bank, N.A.

Date: March 28, 2005